Exhibit 23.2

Consent of Independent Auditors
Board of Directors
Senior Care Centers, LLC

We consent to the incorporation by reference in the registration statement of Care Capital Properties, Inc. on Form S-8 of our report dated March 9, 2016, on our audits of the consolidated financial statements of Senior Care Centers, LLC as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013, which report is included in this Annual Report on Form 10-K.
BKD, LLP
/s/ BKD, LLP

Springfield, Missouri
March 10, 2016